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                                                             Exhibit 10.6

                                   PROMISSORY NOTE


$7,000,000                                                       June 9, 1998

     1.   PRINCIPAL.

     For value received, in installments as herein provided, UNITED HOMES, INC., an Illinois corporation, UNITED HOMES, INC., an Arizona corporation, UNITED HOMES OF ILLINOIS, INC., an Illinois corporation and UNITED HOMES OF MICHIGAN, INC., a Michigan corporation (collectively, the "MAKER"), promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("HOLDER"), in the manner and on the dates set forth below, the principal sum of Seven Million Dollars ($7,000,000) (the "NOTE AMOUNT"), or so much thereof as shall from time to time be disbursed hereunder, together with accrued interest from the date of disbursement hereunder on the unpaid principal at the per annum rate of Fifteen Percent (15%).

     As used herein, the term "HOLDER" shall mean Holder and any subsequent holder of this Promissory Note (this "NOTE"), whichever is applicable from
time to time.   Certain defined terms used in this Note are defined in
SECTION 17 hereof.

     2.   DISBURSEMENTS.

     The Maker may request that proceeds of this Note be disbursed to the Maker, in such manner as the Maker requests, subject to the following conditions:

          (a) the initial disbursement of proceeds of this Note shall be applied to pay in full the outstanding amount of that certain working capital advance made to the the Maker pursuant to the terms of that certain letter agreement dated May 7, 1998 between the Maker and the Holder;

          (b) such request shall be accompanied by a draw request certification (a "DRAW REQUEST CERTIFICATION") signed by an appropriate officer of the Maker, which such request shall be in form and substance satisfactory to the Holder;

          (c) the Holder shall not be obligated to make any disbursement of the proceeds of this Note if (i) any statement made in the applicable Draw Request Certification is untrue or incorrect on and as of the date of the requested disbursement, before and after giving effect thereto, (ii) any of the representations and warranties of the Maker contained in the ABF Loan Documents or in the Project Loan Documents are untrue or incorrect on and as of the date of the requested disbursement, before and after



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     giving effect thereto, (iii) an Event of Default or Potential Default has occurred and is continuing, or would result from such disbursement,
     (iv) the aggregate outstanding principal amount of this Note then exceeds the Note Amount or (v) the making of such disbursement would cause the aggregate outstanding principal amount of this Note to exceed the Note Amount.

     3.   PRINCIPAL PAYMENTS; MATURITY DATE.

     The Maker shall make the following interim payments of the principal amount of this Note:

          (a) the Maker shall repay Two Million Dollars ($2,000,000) of the principal amount of this Note, or such lesser amount of this Note as may be outstanding, upon the earlier of (i) August 19, 1998, which is the date eighty (80) days from the date of this Note, and (ii) that day on which the Maker sells all or a portion of the Tiffany Farms III Project; and

          (b) the Maker shall repay One Million Five Hundred Thousand Dollars ($1,500,000) of the principal amount of this Note, or such lesser amount of this Note as may be outstanding, upon the earlier of (i) October 29, 1998, which is the date one hundred forty (140) days from the date of this Note, and (ii) that day on which the Maker sells all or a portion of the Sierra Vista Project.

     The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of this Note shall be due and payable on the earlier of (i) November 15, 1998 and (ii) that day which is the initial settlement day relating to the Zeto Strategic Funding Facility (the "Maturity Date").

     If any date on which payment of the principal of this Note is due, including but not limited to the Maturity Date, should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

     4.   PREPAYMENT.

     Maker shall have the right to prepay this Note in full or in part, at a price equal to (i) the principal amount of this Note to be prepaid, as requested by the Maker, plus (ii) all accrued interest to the date of prepayment on the principal amount prepaid, plus (iii) all unpaid fees, charges and expenses due and owing to Holder.

     5.   FEES AND INTEREST.



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     (a)  Concurrent with each principal payment of this Note, whether the principal is paid on the required payment dates, on the Maturity Date or on any other date, the Maker shall pay to the Holder a fee equal to one and one-half percent (1.5%) of the principal amount of this Note repaid.

     (b) On or before the fifth (5th) Business Day of each month, commencing in July, 1998, the Holder shall send to Maker a statement setting forth the amount of interest due for the previous month. Maker shall pay the interest due for the previous month on or before the fifteenth (15th) calendar day of each month in which the Holder has sent a statement of interest due pursuant to the terms of the preceding sentence. Throughout the term of this Note, interest shall be calculated on a 360-day year and shall be computed for the actual number of days in the period for which interest is charged. If any payment of interest or principal to be made by Maker shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

     6.   MANNER OF PAYMENT.

     Principal and interest are payable in lawful money of the United States of America. All payments of principal and interest with respect to this Note shall be made to Holder by federal funds wire transfer as instructed by Holder in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the dates such payments are to be made. Any payment received after 1:00 p.m. (Minneapolis time) shall be deemed received by Holder on the next Business Day.

     7.   APPLICATIONS OF PAYMENTS; LATE CHARGES.

     (a) Payments received by Holder pursuant to the terms hereof shall be applied in the following manner:

          FIRST, to the payment of expenses, charges, costs and fees incurred by or payable to Holder and for which Maker is obligated pursuant to the terms of this Note;

          SECOND, to the payment of interest accrued to the date of such payments; and

          THIRD, to the payment of principal.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, amounts received by Holder from any party shall be applied in such order as Holder, in its sole discretion, may elect.




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     (b)  If any installment of interest is not received by Lender on or before the Interest Due Date, then in addition to the remedies conferred upon Holder pursuant to SECTION 8 hereof, a late charge of four percent (4%) of the amount due and unpaid will be added to the delinquent amount to compensate Holder for the expense of handling the delinquency. Maker and Holder agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Holder of such delinquency. Maker acknowledges that during the time that any such amount shall be in default, Holder will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Note and represents a reasonable estimate of the losses Holder will incur by reason of late payment. Maker further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Holder from exercising any of the other rights and remedies available hereunder.

     8.   SECURITY.

     This Note is secured by (i) the ABF Loan Security Instruments and the Project Loan Security Instruments, (ii) any other collateral pledged to secure the ABF Loan or the Project Loan pursuant to the terms of the ABF Loan Documents or in the Project Loan Documents, whether such pledge has previously occurred or occurs in the future, (iii) the Sierra Vista Assignment, (iv) the Tiffany Farms III Assignment, and (v) that certain Guaranty Agreement dated of even date herewith from Virgil Owens and Edward Havlik. The Maker expressly acknowledges and agrees that this Note is cross defaulted with the ABF Loan and the Project Loan, and that all collateral pledged to secure the ABF Loan and/or the Project Loan also secures the payment and performance of this Note.

     9.   REMEDIES.

     Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal of this Note, together with all accrued interest, thereon immediately due and payable
and to exercise rights and remedies available to it at law or in equity.   Such
rights of the Holder shall include, but not be limited to (i) the rights afforded the Holder in the ABF Loan Documents or in the Project Loan Documents, and (ii) the right to foreclose on any security for this Note, including but not limited to the ABF Loan Security Instruments and the Project Loan Security Instruments and all related security instruments or documents. The exercise by the Holder of any of its rights or remedies shall not operate to waive its rights to proceed against any other security or other entities or individuals directly or indirectly responsible for repayment of this Note, nor to waive any and all security for this Note as the Holder may in its discretion so determine. The Holder may pursue any such other remedy or remedies as Holder may so determine to be in its best interest.



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     Upon the occurrence of an Event of Default (and so long as such Event of
Default shall continue), the entire balance of principal together with accrued interest thereon shall bear interest at the Prime Rate plus six and one-quarter percent (6.25%) (the "DEFAULT RATE"). The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in any ABF Loan Document or in any Project Loan Document or otherwise limit in any way any of Holder's remedies hereunder or thereunder.

     No delay or omission on the part of Holder hereof in exercising any right under this Note, under any of the ABF Loan Documents or under any of the Project Loan Documents shall operate as a waiver of such right.

     10.  WAIVER.

     Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, any other Project Loan Document or on any Deed of Trust, security agreement or other agreement now or hereafter securing this Note.

     11.  ATTORNEYS' FEES.

     If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay costs of enforcement and collection, including, but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     12.  SEVERABILITY.

     Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     13.  INTEREST RATE LIMITATION.

     The provisions of this Note are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any



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provision of this Note should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if, from any circumstance whatever, Holder should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal in accordance with the terms of SECTION 4 of this Note (or, at Holder's option, be paid over to Maker), and shall not be counted as interest.

     14.  HEADINGS.

     Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

     15.  GOVERNING LAW.

     This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

     16.  NON-REVOLVING NATURE OF NOTE.

     Repaid principal amounts of this Note shall not be available to be reborrowed.

     17.  CERTAIN DEFINED TERMS.

     In addition to the other defined terms contained elsewhere in this Note, the terms set forth below shall have the meanings given to them. Capitalized terms used in this Note which are not otherwise defined shall have the meanings given those terms in the ABF Loan Documents or in the Project Loan Documents, as applicable.

     "ABF LOAN" shall mean that certain loan in the current principal amount of $33,950,300 made pursuant to the terms and conditions of the ABF Loan Agreement.

     "ABF LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of March 14, 1997, between the Maker and the Holder, as the same may be amended or otherwise modified from time to time.

     "ABF LOAN DOCUMENTS" shall have the meaning given the term "Loan Documents" in the ABF Loan Agreement.

     "ABF LOAN SECURITY INSTRUMENTS" shall mean any and all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments




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executed by Maker or any Affiliate of Maker granting in favor of Lender a lien or encumbrance on or a security interest in any property or right or interest of Maker or such Affiliate as security for the ABF Loan, as the same may be amended or otherwise modified from time to time in accordance with the ABF Loan Agreement, including but not limited to all deeds of trust and mortgages presently in place granted to secure the ABF Loan.

     "AFFILIATE" shall mean a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.

     "BUSINESS DAY" shall mean a day other than Saturday, Sunday or a day on which national banks are legally closed for business in the State of Arizona, Illinois, Michigan or Minnesota.

     "EVENT OF DEFAULT" shall mean the occurrence and continuance of any one or more of the following events:

          (a) Maker shall fail to pay any installment of principal on this Note when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or pay when due any interest, fees or other amounts payable hereunder;

          (b) any event of default (however described) under any of the ABF Loan Documents shall occur and not be cured within the applicable grace period, if any; or

          (c) any event of default (however described) under any of the Project Loan Documents shall occur and not be cured within the applicable grace period, if any.

     "PERSON" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "POTENTIAL DEFAULT" shall mean the existence of any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder or an event of default (however described) under any other of the Master Loan Documents.

     "PROJECT LOAN" shall mean that certain loan in the current principal amount of $16,049,700 made pursuant to the terms and conditions of the Project Loan Agreement.

     "PROJECT LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of May 28, 1996, between the Maker and the Holder, as the same may be amended or otherwise modified from time to time.



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     "PROJECT LOAN DOCUMENTS" shall have the meaning given the term "Loan
Documents" in the Project Loan Agreement.

     "PROJECT LOAN SECURITY INSTRUMENTS" shall mean any and all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments executed by Maker or any Affiliate of Maker granting in favor of Lender a lien or encumbrance on or a security interest in any property or right or interest of Maker or such Affiliate as security for the Project Loan, as the same may be amended or otherwise modified from time to time in accordance with the Project Loan Agreement, including but not limited to all deeds of trust and mortgages presently in place granted to secure the Project Loan.

     "SIERRA VISTA ASSIGNMENT" shall mean that certain Assignment of Contract dated as of June 9, 1998 from the Maker, as assignor, for the benefit of the Holder, relating to the Sierra Vista Project, as the same may be amended or modified from time to time.

     "SIERRA VISTA PROJECT" shall mean that certain residential housing subdivision commonly known as "Sierra Vista" located in Cave Creek, Arizona, as legally described in the Sierra Vista Purchase Contract.

     "SIERRA VISTA PURCHASE CONTRACT" shall mean that certain Agreement of Purchase and Sale dated as of a date in May, 1998 by and between United Homes, Inc., as seller, and HC Builders, Inc., as purchaser, relating to the sale of the Sierra Vista Project, as the same may be amended or modified from time to time.

     "TIFFANY FARMS III ASSIGNMENT" shall mean that certain Assignment of Contract dated as of June 9, 1998 from the Maker, as assignor, for the benefit of the Holder, relating to the Tiffany Farms III Project, as the same may be amended or modified from time to time.

     "TIFFANY FARMS III PROJECT" shall mean that certain residential housing subdivision commonly known as "Tiffany Farms Units 2, 3 and 4" located in Antioch, Illinois, as legally described in the Tiffany Farms Purchase Contract.

     "TIFFANY FARMS III PURCHASE CONTRACT" shall mean that certain Real Estate Sale Contract dated June 4, 1998 by and between United Homes, Inc., as seller, and Tiffany Farms LLC, as purchaser, relating to the sale of the Tiffany Farms III Project, as the same may be amended or modified from time to time.

     "ZETO STRATEGIC FUNDING FACILITY" shall mean that certain credit facility denominated as "$50,000,000 In 10.5% Mandatory Redemption Debentures Due August 31, 2006" from United Development Management Company, as issuer, as described in that certain Private Placement Memorandum dated March 18, 1998.



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     IN WITNESS WHEREOF, Maker has caused this Promissory Note to be duly executed and delivered on the date first above written.

                         MAKER:

                         UNITED HOMES, INC.,
                         an Illinois corporation

                         By:

                         Printed Name:

                         Title:


                         UNITED HOMES, INC.,
                         an Arizona corporation

                         By:

                         Printed Name:

                         Title:


                         UNITED HOMES OF ILLINOIS, INC.,
                         an Illinois corporation

                         By:

                         Printed Name:

                         Title:


                         UNITED HOMES OF MICHIGAN, INC.,
                         a Michigan corporation

                         By:

                         Printed Name:

                         Title: